As filed with the Securities and Exchange Commission on June 13, 1997
                                        Registration No. __-______
__________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                   _________________________

                            Form S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                   _________________________

                       MEDUSA CORPORATION
     (Exact name of registrant as specified in its charter)


                Ohio                                              34-039-4630
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

     3008 Monticello Boulevard
      Cleveland Heights, Ohio                                           44118
(Address of Principal Executive Offices)                            (Zip Code)


                       MEDUSA CORPORATION
                 1991 LONG-TERM INCENTIVE PLAN
                    (Full title of the plan)


                  John P. Siegfried, Secretary
                       Medusa Corporation
                   3008 Monticello Boulevard
                 Cleveland Heights, Ohio 44118
            (Name and address of agent for service)


                         (216) 371-4000
 (Telephone number, including area code, of agent for service)


                CALCULATION OF REGISTRATION FEE

                                                      Proposed     Proposed
                                                      maximum      maximum
       Title of                    Additional         offering     aggregate      Amount of
      securities                   Amount to          price per    offering       registration
   to be registered                be registered      share(1)     price(1)       fee
----------------------------------------------------------------------------------------------
Common Shares, without par value   800,000 shares     $28.8125     $23,050,000    $6,985

      (1)Inserted  solely  for  the purpose  of  calculating  the registration fee pursuant to Rule 457(h).  The fee is calculated, as to the 800,000 shares, on the basis of the average of the high and low prices for the Registrant's Common Shares reported on the
New  York  Stock Exchange-Composite Tape on May 6, 1996 ($28.8125
per share) (see attached).
_______________________________________________________________________________

                                  PART I

PROSPECTUS

                            MEDUSA CORPORATION

OFFERED AS SET FORTH HEREIN TO OFFICERS AND CERTAIN KEY EMPLOYEES OF MEDUSA
   CORPORATION, ("MEDUSA" OR THE "COMPANY") AND ITS SUBSIDIARY COMPANIES
                        PURSUANT TO THE FOLLOWING:

                         _________________________


                       1991 LONG-TERM INCENTIVE PLAN
                          (800,000 COMMON SHARES,
                            WITHOUT PAR VALUE)


                         _________________________


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
   ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

                           ____________________

               THE DATE OF THIS PROSPECTUS IS JUNE 13, 1997.

             THIS MATERIAL CONSTITUTES PART OF THE PROSPECTUS
                        COVERING THESE SECURITIES,
       WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                            MEDUSA CORPORATION

SUMMARY OF THE PLAN

      The Board of Directors of Medusa Corporation ("Medusa" or the "Company") adopted a new incentive benefit plan on February 25, 1991, believing that the continuation of a sound long-term incentive benefit program was in the best interests of Medusa in its continuing efforts to attract and retain highly competent employees and to act as an incentive in motivating selected officers and other key employees of Medusa and its subsidiaries to achieve long-term corporate objectives. The 1991 Long-Term Incentive Plan of Medusa Corporation ("1991 Plan") was approved by the shareholders of Medusa at the Annual Meeting of Shareholders held on May 6, 1991. The 1991 Plan allows the Organization and Compensation Committee of the Board of Directors (the "Committee") the flexibility to award various types of long-term compensation incentives. Such grants may, but need not, be based upon criteria such as increased shareholder value, earnings per share, return on investment, return on shareholders' equity and other company and individual performance goals.

      The 1991 Plan may be amended, modified or terminated at any time by action of the Board of Directors of the Company and, with the consent of the participant, any outstanding agreement or award may be amended, modified or terminated by action of the Committee. Shareholder approval is required for any modification which would (i) increase the total number of Medusa Corporation Common Shares, without par value (the "Common Shares"), with respect to which options may be granted, (ii) change the employees or class of employees to whom options may be granted or (iii) materially increase the benefits accruing to participants under the 1991 Plan. Notwithstanding the foregoing, Common Shares that are reserved for issuance pursuant to the 1991 Plan are appropriately and proportionately adjusted to reflect any stock dividend, stock split or other change in the Company's capitalization. The 1991 Plan has no fixed expiration date. The Committee is authorized to establish expiration and exercise dates on an award-by-award basis. However, for the purpose of awarding Incentive Stock Options under Section 422A of the Code, the 1991 Plan will expire on May 6, 2001, which is ten years from the date of shareholder approval. The 1991 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.


PLAN ADMINISTRATION

      The  1991 Plan is administered by the Committee.  The members of  the
Committee are appointed by the full Board of Directors of the Company for one-year terms. All Committee members are ineligible, and have been ineligible for a period of at least one year prior to their appointment, to participate in the 1991 Plan or any other restricted stock, stock option or stock appreciation right plan of the Company or any of its affiliates. The names of the members of the Committee who presently administer the 1991 Plan are:

                              Dorsey R. Gardner
                              Jean Gaulin
                              Dwight C. Minton
                              Boris Yavitz, Chairman

      Each of the members and the Committee maintains an address for correspondence with respect to Committee business at the offices of the Company, at 3008 Monticello Boulevard, Cleveland Heights, Ohio 44118.

      Subject to the express terms of the 1991 Plan, the Committee has conclusive authority to construe and interpret the 1991 Plan, any restricted stock, stock option or stock appreciation right agreement entered into thereunder, and to establish, amend and rescind rules and regulations for its administration. The Committee also has such additional authority with respect to the 1991 Plan as the Board of Directors may from time-to-time determine to be necessary or desirable.


PRINCIPAL FEATURES OF THE 1991 PLAN

     AMOUNT OF STOCK - The 1991 Plan currently provides for awards of up to 2,300,000 shares, subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares to be offered under the 1991 Plan will be either authorized and unissued shares or issued shares which have been reacquired by Medusa.

      ELIGIBILITY AND PARTICIPATION - All officers and Committee-designated key employees of Medusa or any subsidiary are eligible to participate, including officers who are also Directors of Medusa or its subsidiaries. The Committee may also grant awards to non-employees who, in the judgment of the Committee, render significant service to Medusa or any of its subsidiaries. With respect to future awards, at the time of the filing of this Registration Statement, the Committee has made no determination as to the particular officers and key employees to whom long-term incentive benefits under the 1991 Plan will be made, the type of incentive compensation under the 1991 Plan which will be awarded or the number of share benefits which will be awarded to any person.


RESTRICTED SHARE COMPONENT OF THE 1991 PLAN

      The Committee may award to a participant Common Shares subject to specified restrictions ("Restricted Shares"). Restricted Shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period (the "Forfeiture Period") and/or the attainment of specified performance targets over the Forfeiture Period. The terms and conditions of Restricted Share awards are determined by the Committee, provided that, unless otherwise determined by the Board, the specified Forfeiture Period may not be less than one year.

      Participants who have been awarded Restricted Shares will have all of the rights of a holder of outstanding Common Shares, including the right to vote such shares and to receive dividends. During the Forfeiture Period, Restricted Shares are nontransferable and may be held in custody by Medusa or its designated agent, or if the certificate is properly legended, by the participant. Upon the lapse or release of all restrictions, an unrestricted certificate will be provided to the participant.

     The Committee, at its sole discretion, may waive all restrictions with respect to a Restricted Share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate. However, only the Board may waive restrictions within one year of the date of grant.

STOCK OPTION COMPONENT OF THE 1991 PLAN

      The Committee may grant to a participant non-qualified stock options, Incentive Stock Options or a combination thereof. The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise will be determined by the Committee. Incentive Stock Option grants are made in accordance with Section 422A of the Code.

      The exercise price for stock options will be determined by the Committee at its discretion, provided that the exercise price for each Incentive Stock Option is at least equal to 100% of the fair market value of a Common Share on the date when the stock option is granted. Unless otherwise authorized by the Board, generally no stock option may be exercised prior to six months from the date of grant.

      Upon a participant's termination of employment for any reason, any stock options which were not exercisable on the participant's termination date will expire. In the case of a participant who retires from Medusa and continues to render significant services to Medusa after retirement, the Committee, at its discretion, may permit the period during which the participant continues to render such services to Medusa to count toward the participant's vesting requirement with respect to stock options that were not exercisable at the time of the participant's termination of employment.

     Except with respect to stock option awards made by the Committee after May 9, 1994 to the Chairman and President ("Senior Executive Officers"; whose awards continue to survive on a post-employment basis for the balance of the exercise period), upon a participant's termination of employment for reasons other than death, disability or normal retirement, stock options which were exercisable on the participant's termination date will expire three months from the date of termination, unless the right to exercise the options is extended by the Committee at its discretion. In general, upon a participant's termination by reason of death, disability or normal retirement, stock options which were exercisable on the participant's termination date may continue to be exercised by the participant (or the participant's beneficiary) for a period of five years from the date of the participant's termination of employment.

      Subject to the Committee's discretion, payment for Common Shares on the exercise of stock options may be made in cash, Common Shares, a combination of cash and Common Shares or in any other form of consideration acceptable to the Committee (including one or more "cashless" exercise forms). The Committee has the discretion to cause Medusa to assist a participant in exercising stock options by lending sufficient cash to the participant or by guaranteeing a participant's bank loan. In such event, Medusa would hold the shares acquired upon exercise of the option as security for repayment of the loan. On March 27, 1995, the Board of Directors approved a non-substantive amendment to the 1991 Plan, authorizing an annual limitation of 100,000 in the issuance of stock options to a participant, thereby qualifying such awards as "performance-based compensation" under Section 162(m) of the Code.


STOCK APPRECIATION RIGHT COMPONENT OF THE 1991 PLAN

      Stock Appreciation Rights ("SARs") may be granted by the Committee to a participant either separate from or in tandem with non-qualified stock options or Incentive Stock Options. SARs may be granted at the time of the stock option grant or, with respect to non-qualified stock options, at anytime prior to the exercise of the stock option. An SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the difference between the SAR exercise price and the fair market value of a Common Share on the exercise date, times (ii) the number of Common Shares with respect to which the SAR is exercised. Upon exercise of an
                                    I-4

SAR with respect to Common Shares, the number of Common Shares covered by the SARs related stock option, if any, are correspondingly reduced.

     SARs granted in tandem with options are generally governed by the same terms and conditions as govern the related stock option and may only be exercised to the extent the related stock option is exercisable. However, SARs which are granted in tandem with previously granted non-qualified stock options cannot be exercised prior to six months from the date of the SAR grant.

      The exercise price of an SAR is determined by the Committee, but in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of an SAR, payment will be made in cash or Common Shares, or a combination thereof, as determined at the discretion of the Committee. On March 27, 1995, the Board of Directors approved a non-substantive amendment to the 1991 Plan, authorizing an annual limitation of 100,000 in the issuance of SARs to a participant, thereby qualifying such awards as "performance-based compensation" under Section 162(m) of the Code. (Note: Through April 21, 1997, the Committee has not awarded any SARs under the 1991 Plan.)


PERFORMANCE AWARD COMPONENT OF THE 1991 PLAN

      The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from Medusa, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be made in conjunction with Restricted Share awards. Performance awards may be paid in cash, Common Shares or a combination thereof, as determined by the Committee.

      Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee and may, but need not include specified levels of earnings per share, return on investment, return on shareholders' equity and/or such other goals related to the Company's or the individual's performance as are deemed appropriate by the Committee. When circumstances occur which cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets.

      If the minimum performance targets established by the Committee are not met, no payment will be made to the participant. If the performance targets are fully achieved, 100% of the performance award will be paid to the participant. The Committee may also provide for payment of up to 150% of a performance award for achievement which exceeds the performance targets.

      If a participant terminates employment prior to the end of an award period, the participant generally will forfeit all rights to any performance award, unless otherwise provided by the Committee. The Committee, at its discretion, may determine to pay all or any portion of a performance award to a participant who has terminated employment prior to the end of an award period under certain circumstances (including death, disability, retirement or a material change in circumstances arising after the date of grant), provided that the participant completed at least one year of employment following the grant of the award. The Board may determine to pay all or a portion of a performance award to a participant who has terminated employment less than one year following the date of grant.

OTHER AWARDS

      The Committee is authorized to grant any other cash awards, Common Share awards or other types of awards which are valued in whole or in part by reference to the value of Common Shares. The terms and conditions of such awards and the participants eligible for such awards will be determined by the Committee at its discretion.


SHARES SUBJECT TO THE 1991 PLAN

      Effective May 6, 1996, up to 2,300,000 Common Shares in the aggregate became available for issuance by the Committee under the 1991 Plan, subject to further adjustment for any change in the Common Shares (including any change which would result in a substantial dilution or enlargement of the rights or economic benefit inuring to holders of shares or options issued under the 1991 Plan). Shares or options which, from time-to-time, are awarded by the Committee under the 1991 Plan will be made available either from authorized and unissued Common Shares or from reacquired Common Shares, including shares purchased in the open market. If any Common Shares awarded under the 1991 Plan are reacquired by the Company pursuant to the forfeiture provisions of the 1991 Plan, such shares shall again become available for use under the 1991 Plan and shall be regarded as not having been previously awarded.


AWARDS UNDER THE 1991 PLAN

      With  respect to the fiscal years 1991, 1992, 1993, 1994, 1995,  1996 and 1997, the Committee awarded under the 1991 Plan, 82,500, 82,500, 112,500, 79,950, 112,820, 91,000 and 99,000 Restricted Shares,
respectively, and 130,125, 153,750, 174,750, 246,000, 247,000, 263,000  and
294,000 stock options, respectively, all at fair market value on the date of award, under award terms listed in detail as follows:

     a)   RESTRICTED STOCK AWARDED FROM 1991 THROUGH 1997

           PERFORMANCE RESTRICTED SHARES AWARDED IN 1991 AND 1992 - In respect to the fiscal 1991 and fiscal 1992 awards, and pursuant to the Performance Restricted Share Agreements between the Company and the participants, 50% of each share award is restricted until a test date 2 1/2 years from the date of the award and 50% of the award is restricted until a test date 5 years from the date of the award. In order for the shares restriction to lapse, the Growth Rate of the Common Shares on a test date must meet or exceed, cumulatively, 15% per annum over the award price. (The term "Growth Rate", includes market value appreciation, distributions and dividends.) If the restrictions on the initial 50% of the share award fail to lapse on the 2 1/2-year test date, then such portion is not forfeit until it is retested on the 5-year test date. By agreement, upon the lapse of restrictions, the Company will provide additional compensation ("Gross up") in an amount sufficient to pay the recipient's tax liability on the Performance Restricted Shares.

           PERFORMANCE RESTRICTED SHARES AWARDED IN 1993 AND 1994 - In respect to the fiscal 1993 and fiscal 1994 awards, and pursuant to the Performance Restricted Share Agreements between the Company and the participants, 50% of each share award is restricted until a test date
     2  1/2  years  from  the date of the award and 50%  of  the  award  is
     restricted until a test date 5 years from the date of the  award.   In
     order for the share restrictions to lapse, two requirements must be met: a) the value of a Common Share (adjusted for stock distribution, but not reflecting dividends) may not decline from the date of the award to a test date; and b) the Common Share Growth Rate must meet or exceed 125% of the Growth Rate of the Standard and Poor's 500 Composite, when measured from the date of the award to a test date. If the restrictions on the initial 50% of the share award fail to lapse on the 2 1/2-year test date, then such portion is not forfeit until it is retested on the 5-year test date. By agreement, upon the lapse of restrictions, the Company will Gross-up participants' compensation. On May 9, 1994, the shareholders approved the material terms of performance goals contained in the fiscal 1993 and 1994 Performance Restricted Share awards, thereby qualifying such awards as "performance-based compensation" under Section 162(m) of the Code.

           AIP RESTRICTED SHARES AWARDED IN 1994 AND 1995 - In fiscal 1994 and 1995, the Committee authorized the executive officers of the Company to elect to take their 1993 and 1994 Annual Incentive Plan awards, respectively, in time-based Restricted Shares instead of cash, with a 2-year share restriction period, an election under Section 83(b) of the Code and a Gross-up.

           RESTRICTED SHARES AWARDED IN 1995, 1996 AND 1997 - In respect to the fiscal 1995, 1996 and 1997 awards, and pursuant to the Restricted Share Agreements between the Company and the participants, the number of Restricted Shares awarded (restricted for a period of up to 5 years) is divided into two portions, as follows: a) a Supplemental Executive Retirement Plan ("SERP")-Equivalent portion, consisting of time-based Restricted Shares (with the number awarded to be determined by the Company's actuary, based upon the terms and conditions of the Company's SERP-Equivalent Plan), and b) a Performance Restricted Share portion, the balance of the award, which consists of performance-based shares. A one-fifth portion of the Performance Restricted Share award is thereafter tested in each year during the restriction period. In order for the share restrictions to lapse, two requirements must be met: (i) the value of a Common Share (adjusted for stock distributions, but not reflecting dividends) may not decline from the date of the award to a test date; and (ii) the Common Share Growth Rate must meet or exceed 110% of the Growth Rate of a "Cement Industry Peer Group", when measured from the date of the award to a test date. There is also a provision for "Partial Lapses" with respect to proportionate amounts of the shares in 10% increments if more than 101%, but less than 110% of the performance objective is attained. (i.e., a 101% Growth Rate causes the restrictions to lapse with respect to 10% of the shares, etc.). If the restrictions on all or part of any one-fifth portion of the share award fails to lapse, then such portion or portions are not forfeit until they are retested, as applicable, during the 5-year restriction period. By agreement, upon the lapse of restrictions on Performance Restricted Shares, the Company will Gross-up participants' compensation. On May 6, 1996, the shareholders approved the material terms of performance goals contained in the fiscal 1995, 1996 and 1997 Performance Restricted Share awards, thereby qualifying such awards as "performance-based compensation" under Section 162(m) of the Code.

           GENERAL - The recipient of an award of Restricted Shares will not, with respect to such award, be deemed to have become a participant or to have any rights with respect to such award, unless and until such recipient executes an agreement or other instrument evidencing the award and delivers a fully executed copy thereof to the Company and otherwise complies with the then applicable terms and conditions of such award.

           Each participant will be issued a certificate in respect of Restricted Shares awarded under the 1991 Plan. Such certificate will be registered in the name of the participant, and will bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

                     "The transferability of this certificate and the Common Shares represented hereby are subject to the terms and conditions (including forfeiture) of the Medusa Corporation 1991 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Medusa Corporation. Copies of such Plan and Agreement are on file in the offices of the Secretary, Medusa Corporation, 3008 Monticello Boulevard, Cleveland Heights, Ohio 44118."

           All certificates for Restricted Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission (the "Commission"), any stock exchange upon which the Common Shares are then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          The Committee may adopt rules which provide that the certificates evidencing such Restricted Shares may be held in custody by a bank or other institution, or that the Company may itself hold such Restricted Shares in custody, until the restrictions thereon have lapsed and may require, as a condition of any award, that the participant deliver a stock power endorsed in blank relating to the shares covered by such award.

          Recipients of awards under the 1991 Plan are not required to make any payment or provide consideration other than the rendering of services to the Company in connection with the award of Restricted Shares under the 1991 Plan.

           RESTRICTIONS - With respect to the up to 5-year restriction period for the SERP-Equivalent Restricted Shares and the Performance Restricted Shares and the 2-year restriction period for the AIP Award Restricted Shares described above commencing with the date of an award (the "Restriction Period"), a participant will not be permitted to sell, transfer, pledge or assign Restricted Shares awarded to him or her. Any attempt to dispose of Restricted Shares in a manner contrary to such restrictions shall be ineffective. However, no provisions of the 1991 Plan preclude a participant from exchanging any Restricted Shares for any other Common Shares that are similarly restricted.

           FORFEITURE OF RESTRICTED SHARES - Except with respect to Restricted Shares awards made by the Committee after May 9, 1994 to Senior Executive Officers (whose awards continue to survive on a post-employment basis for the balance of the Restriction Period), upon termination of employment during the Restriction Period for any reason or upon the end of the Restriction Period, in either case prior to the lapse or termination of the relevant restrictions, all shares still subject to restriction will be forfeited by the participant and will be reacquired by the Company. In the event of a participant's retirement, permanent total disability, or death, or in cases of special circumstances, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, the Committee may waive in whole or in part any or all remaining restrictions with respect to such participant's Restricted Shares.

           In the event of a change in control of the Company, any and all remaining restrictions with respect to a participant's Restricted Shares shall lapse. For purposes of the 1991 Plan, the term "Change in Control" means any of the following events:

                     "(a)  The acquisition, other than from the Company, by
          any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
          Act) of 20% or more of either (i) the Outstanding Company Common Shares or (ii) the Company Voting Securities; provided, however, that the following shall not constitute a Change in Control: any acquisition by (A) the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (B) any corporation with respect to which, following such acquisition, more than 60%, respectively, of the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Shares and Company Voting Securities, as the case may be; or

                     (b) Individuals who constitute the Incumbent Board cease for any reason to constitute in excess of two-thirds of the Board; provided, however, that any individual becoming a director subsequent to February 25, 1991 whose election or nomination for election by the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board; or

                     (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation ("Merger"), unless, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Shares and Company Voting Securities immediately prior to the Merger, following such Merger do beneficially own, directly or indirectly, more than 60%, respectively, of the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation which results from the Merger, in substantially the same proportion as their ownership of the Outstanding Company Common Shares and Company Voting Securities, as the case may be, immediately prior to the Merger.

                    (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60%, respectively, of the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Shares and Company Voting Securities, as the case may be, immediately prior to such sale or disposition."

           In the event of a Change in Control, stock options and SARs immediately become exercisable, the restrictions on all Restricted Shares lapse and all performance awards immediately become payable. The 1991 Plan contains special provisions regarding the exercisability of stock options and SARs in the event of a Change in Control by individuals subject to Section 16(b) of the Exchange Act (certain officers and directors).

           DIVIDENDS AND OTHER RIGHTS - With respect to the Restricted Shares, the participant shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and receive cash dividends and other distributions with respect thereto; provided nonetheless, that share distributions shall be subject to the same restrictions as the Restricted Shares.

           MISCELLANEOUS - No employee or other person will have any claim or right to be granted Restricted Shares under the 1991 Plan, and neither the 1991 Plan nor any action taken thereunder will be construed as giving any participant, recipient, employee or other person any right to be retained in the employ of the Company. Income realized as a result of an award of Restricted Shares will not be included in the participant's earnings for the purpose of any benefit plan in which the participant may be enrolled or for which the participant may become eligible unless otherwise specifically authorized in such plan.

           RESTRICTIONS ON RESALE OF COMMON SHARES - Under the Securities Act of 1933, as amended (the "Securities Act"), persons participating in the 1991 Plan who are deemed to be "Affiliates" of the Company are restricted in the resale of the Common Shares owned by them (whether such shares are acquired pursuant to the Plan or otherwise and even if the shares are not, or are no longer, subject to the contractual transferability restriction discussed above). For this purpose, an "Affiliate" of the Company is any person who controls the Company, is controlled by the Company, or is under common control with the Company, whether directly or indirectly through one or more intermediaries. A corporation's Affiliates would usually include all persons whose security holdings are substantial enough to affect its management. Also, all directors and executive or policy-making officers are presumed to be Affiliates. Resales by Affiliates may be made only pursuant to an effective registration statement under, or pursuant to an exemption from, the registration requirements of the Securities Act. One such exemption is provided for certain "brokers' transactions" that comply with all the conditions set forth in Rule 144 of the Commission. No registration statement covering resales by Affiliates is currently anticipated to be filed.

     b)   STOCK OPTIONS AWARDED FROM 1991 THROUGH 1997

           GENERAL - The terms and conditions of the stock options awarded under the 1991 Long-Term Incentive Plan are similar to the terms and conditions of the awards under the Medusa Corporation 1988 Stock
     Option Plan. The fiscal 1991 through fiscal 1994 awards of non-qualified stock options were granted for a period of five years and the fiscal 1995, 1996 and 1997 stock option awards were granted for a period of ten years and are exercisable starting one year from date of grant at a cumulative rate of 50% of the total shares available during the second year, 75% during the third year and 100% thereafter. The recipient of an award of stock options will not, with respect to such award, be deemed to have become a participant or to have any rights with respect to such award, unless and until such recipient executes an agreement or other instrument evidencing the award and delivers a fully executed copy thereof to the Company and otherwise complies with the then applicable terms and conditions.

           ELIGIBILITY AND PARTICIPATION - All key employees of the Company or any majority-owned subsidiary will be eligible to participate, including officers or employees who may also be directors of the Company or of any of its subsidiaries, but not including any employee who owns more than 10% of the shares of the Company or any such subsidiary. The Committee, in its discretion upon the recommendation of management, will determine those employees who, as key employees, shall be granted stock options in such amounts as may be determined by the Committee.

           PURCHASE PRICE - Incentive Stock Options will be granted at a price not less than 100% of the average fair market value of the shares on the date of grant. Shares available for option or so optioned and the option price thereof will be increased or decreased proportionately for any share split, share dividends or other similar share adjustment. The Committee may make appropriate discretionary adjustments or conversion for any future mergers, exchanges of securities, reorganizations, liquidations in whole or in part or any other corporate event which would result in a substantial diminution of the economic benefit intended for the holders of options granted under the 1991 Plan. The purchase price shall be paid in full upon the exercise of an option either in cash or in whole or in part with Common Shares previously owned by an optionee and valued on the basis of fair market value on the date the option is exercised. The ability to pay the purchase price with Common Shares would permit possible "pyramiding" in successive and substantially simultaneous exercises. Such pyramiding might permit an option holder to start with a relatively small number of shares and exercise all of his or her then exercisable share options with no additional cash (except for fractional share adjustments) and no more investment than the original shares. On May 8, 1992, all prior stock option award agreements were retroactively amended to limit pyramiding activity by requiring a six month share holding period and all subsequent stock option award agreements have reflected the six month share holding period requirement. Although it is not obligated to do so, the Committee may authorize the acceptance of an optionee's surrender of his or her right to exercise an option, or portion thereof, and the payment to the optionee of the difference between the fair market value of the shares underlying the option or portion thereof and the option price thereof, in cash, or partly in cash and partly in shares.

           CONDITIONS OF EXERCISE OF OPTION - Except with respect to stock option awards made by the Committee after May 9, 1994 to Senior Executive Officers, each option may be exercised in whole or in part (in lots of ten shares or a multiple thereof) commencing one year from the date of grant and ending five or ten years from such date, as applicable, but no more than five years after termination of employment by reason of death, disability or retirement, or three months after termination of employment for any reason other than the above. In the case of death, the option may be exercised, respectively, by the employee or his or her heirs only to the extent that the employee was entitled thereto on the date of termination of employment or death. No option shall be transferable by the employee's heirs, except by will or by the laws of descent or distribution. Beginning one year from the date of grant and subject to the provisions of Section 422A of the Internal Revenue Code of 1986 with respect to the limitation on the aggregate fair market value of options exercisable for the first time in any calendar year, an option may be exercised by an employee at a cumulative rate not in excess of 50% of the total shares optioned during the second year, 75% during the third year and 100% thereafter.

           CHANGE IN CONTROL - (For the definition of Change in Control, please refer to Page I-8.)

CURRENT STATUS OF THE 1991 PLAN

      As of April 22, 1997, the authorized share issuance authority which remained in the plan (2,300,000 shares issuance authority, reflecting awards and cancellations) was 375,182 shares.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      GENERAL - The following is a brief description of the federal income tax consequences under existing law generally applicable to awards under the 1991 Plan, and is not intended to represent an analysis of the tax rules as applied to any individual recipient. EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER PERSONAL TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE TAX LAWS TO HIS OR HER PERSONAL CIRCUMSTANCES, CHANGES IN THE LAWS AND THE POSSIBLE EFFECT OF OTHER TAXES.

      RESTRICTED SHARES - A participant will normally not recognize taxable income upon an award of Restricted Shares, and Medusa will not be entitled to a deduction until the lapse of the restrictions. Upon lapse of restrictions, the participant will then recognize ordinary taxable income in an amount equal to the fair market value of the Common Shares as to which the restrictions have lapsed, and Medusa will be entitled to a deduction in the same amount. However, a participant may elect under
Section 83(b) to recognize taxable ordinary income in the year the Restricted Shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, Medusa will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss. If, after making a Section 83(b) election, any Restricted Shares are forfeited, or if the fair market value at vesting is lower than the amount on which the participant was taxed, the participant cannot then claim a deduction.

      STOCK OPTIONS - No tax is incurred by the participant (or expense deductible by Medusa) upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of Common Shares will constitute ordinary income. Medusa will be allowed a deduction equal to the amount of ordinary income recognized by the participant. In the case of Incentive Stock Options, although no income is recognized upon exercise and Medusa is not entitled to a deduction, the excess of the fair market value of Common Shares on the date of exercise over the exercise price is treated by the participant as an item of tax preference for alternative minimum tax purposes. If the participant does not dispose of the shares acquired on the exercise of an Incentive Stock Option within one year after their receipt (and within two years after the grant of the stock option), gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition, the participant may recognize ordinary income and Medusa will be entitled to a deduction, equal to the amount of such income, when the participant recognizes income.

      STOCK APPRECIATION RIGHTS - The participant will not recognize any income at the time of grant of an SAR. Upon the exercise of an SAR, the cash and the value of any Common Shares received will constitute ordinary income to the participant. Medusa will be entitled to a deduction in the amount of such income at the time of exercise.

      PERFORMANCE AWARDS - Normally, a participant will not recognize taxable income upon the award of the above grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Shares received will constitute ordinary income to the participant. Medusa will also then be entitled to a deduction in the same amount.

      ALL AWARDS - The Committee has discretion as to any award under the 1991 Plan to award a participant a separate cash amount at exercise, vesting or lapse of restrictions to meet mandatory tax withholding obligations or reimburse for any individual taxes paid. Special tax rules may apply to any awards granted under the 1991 Plan to individuals subject to Section 16 of the Act.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The following documents filed by Medusa Corporation (the "Company") are incorporated by reference into this Registration Statement:

           1) The Company's Registration Statement on Form 10 filed pursuant to Section 12-g of Exchange Act, as amended by the Company's Forms 8 filed pursuant to Section 12 of the Exchange Act; the Company's Registration Statement on Forms 8A filed pursuant to Section 12 of the Exchange Act as amended by the Company's Form 8 filed pursuant to Section 12 of the Exchange Act.

           2) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

           3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

           4) Amended Articles of Incorporation of Medusa Corporation incorporated by reference to Appendix V to the Company's Information Statement (which was filed as an exhibit to the Amended Form 10, File No. 0-17011) and as amended December 15, 1995.

           5) Code of Regulations of Medusa Corporation incorporated by reference to Appendix VI to the Company's Information Statement (which was filed as an exhibit to the Amended Form 10, File No. 0-17011).

           6) Medusa Corporation 1991 Long-Term Incentive Plan, as amended through March 27, 1995 (which was filed as an exhibit to the Form S-8, File No. 33-46182 in February 1996).

           7) Form of Medusa Corporation Performance Restricted Share Agreement under 1991 Long-Term Incentive Plan (form used for 1995 awards, which was filed as an exhibit to the Form S-8, File No. 33-46182 in February 1996).

           8) Form of Medusa Corporation Stock Option Agreement under 1991 Long-Term Incentive Plan (form used for 1995 awards, which was filed as an exhibit to the Form S-8, File No. 33-46182 in February 1996).

The consolidated financial statements incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this
                                    II-1

Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Medusa Corporation 1991 Long-Term Incentive Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act.

Item 4.  Description of Securities

The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

The legality of the Common Shares to which this Registration Statement relates has been passed upon for the Company by John P. Siegfried, Vice President, Secretary and General Counsel of the Company. Mr. Siegfried is paid a salary by the Company, participates in benefit plans provided to executive officers of the Company, from time-to-time, from fiscal 1991 through the filing of this Form S-8, has been granted Restricted Shares and stock options pursuant to the Plan, and is eligible for further grants pursuant to the Plan.

Item 6.  Indemnification of Directors and Officers

  Section 1701.13 of the Ohio General Corporation Law, as amended, provides in relevant part as follows:

           (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith, and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or an agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
                                    II-2

                    (a) Any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper;

                     (b) Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in division (E)(1) and (2) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

           (4) Any indemnification under divisions (E)(1) and (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in divisions (E)(1) and (2) of this section. Such determination shall be made as follows:

                     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit or proceeding;

                     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                    (c)  By the shareholders; or

                    (d) By the Court of Common Pleas or the court in which such action, suit or proceeding was brought.

           Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
     (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

               (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit or proceeding referred to in divisions (E)(1) and (2) of this section, the articles or the regulations of a corporation state by specific reference to this division that the provisions of the division do not apply to the corporation and unless the only liability asserted against a director in an action,
                                    II-3
          suit or proceeding referred to in divisions (E)(1) and (2) of this section is pursuant to Section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                               (i)   Repay such amount if it is  proved  by
               clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                                (ii)    Reasonably   cooperate   with   the
               corporation concerning the action, suit or proceeding.

                    (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee or agent in defending any action, suit or proceeding referred to in divisions (E)(1) and
          (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding as authorized by the directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

           (6) The indemnification authorized by this section shall not be and shall be in addition to, exclusive of, any other rights granted to those seeking indemnification under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to divisions (E)(1) and (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance or other protection that may be provided pursuant to divisions (E)(5), (6) and
     (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to divisions (E)(5), (6) or (7).

           (9) As used in this division, references to "corporation" includes all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation,
                                    II-4
     domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

  Article X of the Company's Articles of Incorporation provides as follows:

                                ARTICLE X

                             INDEMNIFICATION

   SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as director, officer, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee or agent or in any other capacity while serving as a director, officer, trustee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except, as provided in Section 2 of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding as incurred and in advance of its final disposition; provided, however, that the payment of such expenses as incurred and in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of any undertaking required by the Ohio General Corporation Law. The Corporation may, by action of its Board of Directors, provide indemnification to agents of the Corporation and to employees of the Corporation who are not directors or officers of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

   SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article X is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such
claim.   It  shall be a defense to any such action (other  than  an  action brought to enforce a claim for expenses incurred in defending any proceeding as incurred and in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Ohio General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that
                                    II-5
indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Ohio General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

   SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles or the Regulations of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

  SECTION 4. INSURANCE. The Corporation may maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the Ohio General Corporation Law.

Item 7.  Exhibits

   The  following exhibits are filed herewith as part of this  Registration
Statement:

Exhibit No.

     4.1 Amended Articles of Incorporation of Medusa Corporation incorporated by reference to Appendix V to the Company's Information Statement (which was filed as an exhibit to the Amended Form 10, File No. 0-17011) and as amended December 15, 1995.

     4.2  Code  of  Regulations  of  Medusa  Corporation  incorporated   by
          reference to Appendix VI to the Company's Information Statement (which was filed as an exhibit to the Amended Form 10, File No. 0-17011).

     4.3 Medusa Corporation 1991 Long-Term Incentive Plan, as amended through March 27, 1995 (which was filed as an exhibit to the Form S-8, File No. 33-46182 in February 1996).

     4.4 Form of Medusa Corporation Performance Restricted Share Agreement under 1991 Long-Term Incentive Plan (form used for 1995 awards, which was filed as an exhibit to the Form S-8, File No. 33-46182 in February 1996).

     4.5 Form of Medusa Corporation Stock Option Agreement under 1991 Long-Term Incentive Plan (form used for 1995 awards, which was filed as an exhibit to the Form S-8, File No. 33-46182 in February
          1996).

     5.1  Opinion  of  John  P.  Siegfried, Vice President,  Secretary  and
          General Counsel of the Company, as to the legality of the securities being registered.

     23.1 Consent of Independent Accountants.
                                    II-6

     23.2 The consent of John P. Siegfried to the use of his opinion as an exhibit to this Registration Statement is included in his opinion filed as Exhibit 5.1.

Item 8.  Undertakings.

  a)  The undersigned registrant hereby undertakes:

          1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          Provided, however, that paragraphs (a)(1)(i)  and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    c) 1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.
                                    II-7

          (In the event that an appendix is utilized by the registrant to update information in the prospectus, the registrant hereby undertakes
     (i) to provide individuals who have already received copies of the prospectus with a copy of any such current appendix, (ii) to furnish an additional prospectus, upon request, to anyone who misplaces or discards his previous copy, (iii) to supply new participants in the Plan with both the prospectus and current appendix and (iv) to file copies of such appendices with the Commission in accordance with Rules 424(c) under the Securities Act of 1933.)

          2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan, who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

                        *   *   *   *   *   *   *

   h) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 *   *   *   *   *   *   *   *   *   *

                                SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and the State of Ohio on this 13th day of June, 1997.

                                        MEDUSA CORPORATION


                                      By:/s/ John P. Siegfried
                                         ---------------------
                                         John P. Siegfried
                                         Vice  President, Secretary and
                                         General Counsel
                                         (Principal Legal Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by John P. Siegfried, Esquire, who has been authorized and appointed as attorney-in-fact to execute in the name of each person and to file the above Registration Statement making such changes in the Registration Statement as the registrant deems appropriate.

     Signature                     Title                            Date
     ---------                     -----                            ----
                            Chairman, Chief Executive Officer
                            and a Director
/s/ R. S. Evans             (Principal Executive Officer)         June 13, 1997
--------------------------
R. S. Evans

                            President and a Director
/s/ George E. Uding, Jr.    (Principal Operating Officer)         June 13, 1997
--------------------------
George E. Uding, Jr.

                            Vice President-Finance and Treasurer
/s/ R. Breck Denny          (Principal Financial Officer)         June 13, 1997
--------------------------
R. Breck Denny

                            Corporate Controller
/s/ Edward A. Doles         (Principal Accounting Officer)        June 13, 1997
--------------------------
Edward A. Doles

/s/ Mone Anathan, III       Director                              June 13, 1997
--------------------------
Mone Anathan, III

/s/ E. Thayer Bigelow, Jr.  Director                              June 13, 1997
--------------------------
E. Thayer Bigelow, Jr.

/s/ Richard S. Forte        Director                              June 13, 1997
--------------------------
Richard S. Forte

/s/ Dorsey R. Gardner       Director                              June 13, 1997
--------------------------
Dorsey R. Gardner

/s/ Jean Gaulin             Director                              June 13, 1997
--------------------------
Jean Gaulin

/s/ Dwight C. Minton        Director                              June 13, 1997
--------------------------
Dwight C. Minton

/s/ Charles J. Queenan, Jr. Director                              June 13, 1997
--------------------------
Charles J. Queenan, Jr.

/s/ Boris Yavitz            Director                              June 13, 1997
--------------------------
Boris Yavitz

                                    II-9